EXHIBIT 23.1


MRU Holdings, Inc.
600 Lexington Avenue, 3rd Floor
New York, New York 10022

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 15, 2005, relating to the financial statements of MRU Holdings, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                            /s/ Bagell, Josephs & Company, LLC
                                            BAGELL, JOSEPHS & COMPANY, LLC
                                            Certified Public Accountants
                                            Gibbsboro, New Jersey

                                            March 22, 2005